UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2019

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(604) 376-3567

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into an Investment Agreement and Material Definitive Agreement

Material Definitive Agreement

On January 31, 2019, Body and Mind Inc.’s (the “Company”) wholly owned subsidiary, Nevada Medical Group LLC (the “NMG Nevada”) entered into a definitive agreement (the “Definitive Agreement”) whereby NMG Nevada will acquire 100% ownership of NMG Ohio LLC (“NMG Ohio”). NMG Nevada, which previously held a 30% interest in NMG Ohio, will purchase the remaining 70% interest (the “Transaction”) for fair value consideration of USD $3,150,000 (the “Consideration”). NMG Ohio owns a dispensary in Loraine County, Elyria and a production license.

The Consideration will be settled equally in cash and in common shares in the capital of the Company (“Common Shares”) on the following basis:

CASH PAYMENTS

i.	USD $1,181,250 to be paid on execution of the Definitive Agreement (“Effective Date”); and

ii.	USD $393,750 to be paid within 10 days of closing the Transaction, to be determined pending regulatory approval.

COMMON SHARE ISSUANCES

i.	2,380,398 Common Shares to be issued on the Effective Date; and

ii.	793,466 Common Shares to be issued within 10 days of closing the Transaction, to be determined pending regulatory approval.

The Common Shares were valued using a Bank of Canada’s January 29, 2019 $1USD:$1.33CAD exchange rate and a price of CAD $0.66 per Common Share.

Two of the Company’s directors have a financial interest in NMG Ohio. The two applicable directors will receive aggregate net proceeds of USD $461,251 and 929,488 Common Shares, 75% of which to be paid and issued on the Effective Date and 25% within 10 days of closing the Transaction to be determined pending regulatory approval. Both directors abstained from discussions and voting in respect of the Transaction.

The foregoing description of the Definitive Agreement does not purport to be complete and is qualified in its entirety by the Definitive Agreement which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Investment Agreement

On January 31, 2019, the Company entered into an investment agreement (the “Investment Agreement”) with Australis Capital Inc. (“Australis”), an Alberta corporation that has its common shares listed on the Canadian Securities Exchange (the “CSE”), whereby Australis has agreed to acquire 1,768,545 Common Shares.

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Pursuant to a prior investment agreement between Australis and the Company, the Company granted Australis anti-dilution participation rights which included discount rates as permitted by the Canadian Securities Exchange. Australis purchased the 1,768,545 Common Shares at a price of CAD $0.585 per Common Share for an aggregate purchase price of CAD $1,034,598.82 (the “Financing”).

With respect to the proceeds from the Financing, the proceeds are expected to be used towards the Transaction.

The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by the Investment Agreement which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

On February 5, 2019, the Company issued a news release announcing that it had closed the previously announced Financing with Australis Capital Inc.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Definitive Agreement and Investment Agreement is incorporated by reference into this Item 2.03.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Financing as described in Item 1.01 of this Current Report on Form 8-K, on January 31, 2019, the Company issued 1,768,545 Common Shares to Australis, with each Common Share issued at a purchase price of CAD $0.585 per Common Share for gross proceeds of CAD $1,034,598.82.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Financing is incorporated by reference into this Item 3.02.

In connection with the issuance of the Common Shares to Australis as described above, the Company relied on the exemption from registration under the U.S. Securities Act of 1933, as amended, provided by Rule 903 of Regulation S with respect to such issuances.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On February 5, 2019, the Company issued a news release announcing that it had closed the previously announced Financing with Australis Capital Inc. Pursuant to the terms of the Investment Agreement, Australis acquired 1,768,545 Common Shares at a purchase price of CAD $0.585 per Common Shares for gross proceeds of CAD $1,034,598.82.

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A copy of the February 5, 2019 news release is attached as Exhibit 99.2 hereto.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On February 1, 2019, the Company issued a news release announcing that it had entered into a Definitive Agreement and Investment Agreement as disclosed above in Section 1.01.

A copy of the February 1, 2019 news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits

Exhibit	Description

10.1	Definitive Agreement dated January 31, 2019.

10.2	Investment Agreement between Australis Capital Inc. and Body and Mind Inc., dated January 31, 2019.

99.1	News Release dated February 1, 2019.

99.2	News Release dated February 5, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: February 6, 2019	By:	/s/ Darren Tindale
Darren Tindale
Chief Financial Officer

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